UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 23, 2006
LEAR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

21557 Telegraph Road, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On March 23, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Lear Corporation (“Lear” or the “Company”) approved performance objectives for 2006 annual incentive awards for Lear’s named executive officers consistent with the parameters established by the Company’s Annual Incentive Compensation Plan and based on target awards (expressed as a percentage of the participant’s annual base salary), as follows:

Named Executive Officer	Bonus Target
Robert E. Rossiter	150%
Chairman and Chief Executive Officer

James H. Vandenberghe	100%
Vice Chairman and Interim Chief Financial Officer

Douglas G. DelGrosso	100%
President and Chief Operating Officer

Daniel A. Ninivaggi	60%
Senior Vice President, Secretary and General Counsel
     The performance objectives for fiscal 2006 incentive awards are based 50% on whether Lear’s free cash flow reaches the applicable thresholds set by the Committee and 50% upon whether Lear’s operating income, excluding restructuring and other special charges, reaches the applicable thresholds set by the Committee. The actual awards can vary from 0% to 140% of the target opportunity based on whether the thresholds are met and, if met, by how much the thresholds are exceeded.
     On March 23, 2006, the Committee also approved performance share awards to certain members of Lear’s management under the terms of the Lear Corporation Long-Term Stock Incentive Plan for the three-year period ending December 31, 2008. The following performance share awards to the named executive officers of Lear were approved:

Named Executive Officer	Performance Share Award Grants
Robert E. Rossiter	19,421
James H. Vandenberghe	8,166
Douglas G. DelGrosso	8,166
Daniel A. Ninivaggi	4,414
     The number of performance shares actually earned will depend on the attainment of certain levels (threshold, target or superior) of two equally-weighted performance measures during the three-year period ending December 31, 2008: (i) improvement on return on invested capital and (ii) relative return to shareholders compared to companies within the S&P 500 Index.

If any of the levels of performance are attained, performance shares will be paid out in shares of the Company’s common stock on a one-for-one basis after the end of the performance period. Attainment of the threshold level will result in a payout at 50% of the targeted level; attainment of the target level will result in a payout at 100% of the targeted level; and attainment of the superior level will result in a payout at 150% of the targeted level. In the alternative, the executives may earn a pro rata amount of performance shares in each year of the performance period to the extent such performance objectives are attained in any single year of the performance period. This alternative calculation will be applied if an executive would earn more performance shares thereby than by measuring performance over the three-year period. A summary of the performance objectives for the 2006-2008 performance share awards follows:
Improvement on Return on Invested Capital:
Threshold: 3% per year average improvement
Target: 5% per year average improvement
Superior: 7% per year average improvement
Relative Return to Shareholders:
Threshold: Lear is ranked above the 42nd percentile.
Target: Lear is ranked above the 57th percentile.
Superior: Lear is ranked above the 85th percentile.
     The foregoing summary of the terms of the 2006-2008 performance share awards is qualified in its entirety by reference to the form of 2006-2008 performance share award agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit 10.1	Form of Performance Share Award Agreement for the three-year period ending December 31, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: March 24, 2006	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Performance Share Award Agreement for the three-year period ending December 31, 2008

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